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Exhibit 10.7.2

AMENDMENT TWO

        AMENDMENT TWO dated as of December 9, 2005 between EDISON MISSION ENERGY (the "Borrower") and CITICORP NORTH AMERICA, INC, in its capacity as Administrative Agent (in such capacity, the "Administrative Agent") pursuant to authority granted by the Required Lenders pursuant to Section 10.1 of the Credit Agreement referred to below.

        The Borrower, the lenders party thereto, and the Administrative Agent, are parties to a Credit Agreement dated as of April 27, 2004 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $98,000,000.

        The Borrower and the Administrative Agent, pursuant to authority granted by, and having obtained the consent of Lenders party to the Credit Agreement constituting the Required Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Except as otherwise defined in this Amendment Two, terms defined in the Credit Agreement are used herein (and in the introductions and recitals hereto) as defined therein.

        Section 2.    Amendments.    Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

        2.01.    References Generally.    References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

        2.02.    Definitions.    Section 1.1 of the Credit Agreement shall be amended by amending and restating in their entirety the following definitions (to the extent already included in said Section 1.1) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.1):

          ""Development Subsidiary" means any Subsidiary (other than a Collateral Party) of the Borrower created after the date of this Amendment or set forth on Schedule 1.1(d) hereto, in each case that is primarily engaged (directly or through its Subsidiaries) in the power generation, power sales or power transmission business or any Subsidiary of the Borrower holding interests in an Unrestricted Joint Enterprise.

          "Permitted Guarantees" means any of (a) guarantees, whether unsecured or permitted to be secured pursuant to Section 7.2.2(g), by the Borrower in connection with non-speculative Permitted Trading Activities of its Subsidiaries, Joint Enterprises and Unrestricted Joint Enterprises, (b) unsecured guarantees by the Borrower of payment obligations of Development Subsidiaries or Unrestricted Joint Enterprises to suppliers or contractors of such Development Subsidiaries or Unrestricted Joint Enterprises in connection with the development of assets, the supply of equipment and the provision of services, in each case, in connection with its power generation, power sales or power transmission business or (c) unsecured guarantees by the Borrower of Indebtedness permitted pursuant to Section 7.2.1(b)(iv)(B).

          "Permitted Intercompany Indebtedness" means unsecured Indebtedness between the Borrower and its Subsidiaries or between its Subsidiaries for money borrowed which, in the case of Indebtedness of the Borrower, any Collateral Party or any Subsidiary of a Collateral Party, is subordinated in right of payment to the payment in full in cash of all Obligations pursuant to the terms of subordination substantially in the form of Exhibit G hereto. Permitted Intercompany Indebtedness shall exclude, to the extent included, Indebtedness of a Collateral Party to the

  Borrower or to any Subsidiary of the Borrower that is not a Collateral Party or a Subsidiary of a Collateral Party, in each case, in excess of $20,000,000 in the aggregate.

          "Permitted Trading Activities" means (a) the daily or forward purchase and/or sale, or other acquisition or disposition, of wholesale or retail electric energy, capacity, ancillary services, transmission rights, emissions allowances, weather derivatives and/or related commodities, in each case, whether physical or financial, (b) the daily or forward purchase and/or sale, or other acquisition or disposition, of fuel, mineral rights and/or related commodities, including swaps, options and swaptions, in each case, whether physical or financial, (c) electric energy-related tolling transactions, as seller of tolling services, (d) price risk management activities or services, (e) other similar electric industry activities or services, or (f) additional services as may be consistent with Prudent Industry Practice from time to time to support the marketing and trading related to the Subsidiaries of the Borrower, Joint Enterprises and Unrestricted Joint Enterprises, in each case, consistent with the energy and fuel risk management policies of such Subsidiary, Joint Enterprise or Unrestricted Joint Enterprise (or, if the relevant Subsidiary, Joint Enterprise or Unrestricted Joint Enterprise does not have any such policies, the energy and fuel risk management policies of the Borrower).

          "Pledged Development Subsidiary" means any Development Subsidiary or, in the case of an Unrestricted Joint Enterprise, a Subsidiary of the Borrower that directly or indirectly holds 100% of the Borrower's interests in such Unrestricted Joint Enterprise, in each case, the Borrower's interest (direct or indirect) in which is required hereunder to be pledged to the Administrative Agent for the benefit of the Lenders.

          "Prudent Industry Practice" means, at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry at such time, or (b) with respect to any matter to which clause (a) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any Governmental Authority of competent jurisdiction.

          "Unrestricted Joint Enterprise" means a general partnership, limited partnership, joint venture or similar entity that is primarily engaged in the power generation, power sales or power transmission business in which the Borrower or a Subsidiary of the Borrower (other than a Collateral Party or a Subsidiary of a Collateral Party) is a partner, joint venturer or equity participant. The term "Unrestricted Joint Enterprise" shall exclude, to the extent included, partnerships or other business entities included in the definition of "Subsidiary".".

        2.03.    Indebtedness.    Section 7.2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "Section 7.2.1    Restrictions on Indebtedness.

        (a)   The Borrower will not create, incur, assume or suffer to exist any secured Indebtedness other than (i) Capitalized Lease Liabilities, (ii) other secured Indebtedness of any kind whatsoever existing on the Effective Date, (iii) Non-Recourse Debt with respect to which the Borrower has pledged the stock of a Subsidiary in order to secure initial project financing (or a refinancing of such initial project financing) obtained or being obtained after the Effective Date hereof by such Subsidiary (or the Partnership in which such Subsidiary is a partner) or (iv) Permitted Guarantees.

        (b)   Except as permitted by clause (a) of this Section 7.2.1, the Borrower will not, will not permit the Collateral Parties (and each Subsidiary of a Collateral Party) and will use reasonable efforts to not permit Joint Enterprises (to the extent consistent with such Collateral Party's or such Subsidiary of a Collateral Party's obligations to other members of such Joint Enterprise) to, create, incur, assume or suffer to exist any Indebtedness other than:

          (i)    Indebtedness of the Borrower, Collateral Parties, each Subsidiary of a Collateral Party or Joint Enterprises of any kind whatsoever existing on the Effective Date;

          (ii)   Permitted Refinancing Indebtedness;

          (iii)  Permitted Intercompany Indebtedness;

          (iv)  interest rate hedging obligations of the Borrower (A) with respect to Indebtedness of the Borrower or (B) with respect to Financings reasonably anticipated to be necessary for Development Subsidiaries or Unrestricted Joint Enterprises of the Borrower or its Subsidiaries provided that, in the case of clause (B) above, such interest rate hedging obligations are terminated (or assigned by the Borrower to such Development Subsidiary or Unrestricted Joint Enterprise) on the date such Financing is incurred;

          (v)   Indebtedness secured by Liens set forth on Schedule 7.2.1; and

          (vi)  Permitted Guarantees;

provided that, in the case of each Financed Enterprise, compliance with the Correlative Financing Provisions shall be deemed to be compliance by such Financed Enterprise with this Section 7.2.1 (provided that, in the event that the Financed Enterprise shall not be in compliance with the Correlative Financing Provisions, this Section 7.2.1 will apply to such Financed Enterprise without giving effect to the Correlative Financing Provision).".

        2.04.    Liens.    Section 7.2.2 of the Credit Agreement is hereby amended by adding the following clauses (f) and (g) after clause (e) of such Section:

          "(f)  Liens to secure Indebtedness permitted by clause (a)(iii) of Section 7.2.1; and

          (g)   Liens on cash and short-term investments (i) deposited by the Borrower in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Borrower, in the case of clause (i) or (ii), to secure obligations with respect to Permitted Trading Activities of the Borrower, its Subsidiaries, Joint Enterprises or Unrestricted Joint Enterprises;".

        2.05.    Investments.    Section 7.2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "Section 7.2.3    Investments.    The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)   Investments existing on the Effective Date;

          (b)   Cash Equivalent Investments;

          (c)   without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.1;

          (d)   Investments in the Collateral Parties, Subsidiaries of a Collateral Party or Joint Enterprises in the ordinary course of business;

          (e)   Investments permitted pursuant to Section 7.2.4(b);

          (f)    Investments in the Collateral Parties, Subsidiaries of a Collateral Party or Joint Enterprises that are primarily engaged in the power generation, power sales or power transmission business;

          (g)   Investments in any Subsidiary of the Borrower existing on the Effective Date and any other Person if as a result of such Investment such Person becomes a Collateral Party or a Subsidiary of a Collateral Party;

          (h)   Investments by the Borrower or Subsidiaries of the Borrower (other than Collateral Parties, Subsidiaries of Collateral Parties or Joint Enterprises) consisting of loans to Persons (other than the Borrower, its Subsidiaries, Joint Enterprises or Unrestricted Joint Enterprises) that are primarily engaged in the power generation, power sales or power transmission business in connection with the development of, or acquisition of, assets in such business in an amount for all such Investments not in excess of $100,000,000 at any time outstanding in the aggregate; provided that the Borrower or its Subsidiaries shall have the right to acquire an equity interest in such Person or an enterprise to be organized by such Person for the purpose of owning such power generation, power sales or power transmission assets and such Person (directly or indirectly) holds such assets;

          (i)    Investments by the Borrower or Subsidiaries of the Borrower (other than Collateral Parties, Subsidiaries of Collateral Parties or Joint Enterprises) in any Development Subsidiaries or Unrestricted Joint Enterprises; provided that such Person or, in the case of an Unrestricted Joint Enterprise, a Subsidiary of the Borrower that directly or indirectly holds 100% of the Borrower's interests in such Unrestricted Joint Enterprise shall become a Pledged Development Subsidiary (and the Borrower shall promptly deliver notice and other documentation reasonably requested by the Administrative Agent to pledge the interests in such Pledged Development Subsidiary as Collateral under the Borrower Security Agreement); and

          (j)    Permitted Guarantees;

provided that, in the case of each Financed Enterprise, compliance with the Correlative Financing Provisions shall be deemed to be compliance by such Financed Enterprise with this Section 7.2.3 (provided that, in the event that the Financed Enterprise shall not be in compliance with the Correlative Financing Provisions, this Section 7.2.3 will apply to such Financed Enterprise without giving effect to the Correlative Financing Provision).".

        2.06.    Asset Dispositions.    Section 7.2.5 of the Credit Agreement is hereby amended by amending and restating the first paragraph thereof in its entirety to read as follows:

        "Section 7.2.5    Asset Dispositions.    The Borrower will not, will not permit the Collateral Parties (and each Subsidiary of a Collateral Party) to and will use reasonable efforts to not permit Joint Enterprises (to the extent consistent with its obligations to other members of such Joint Enterprise) to, Dispose of, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person (other than Investments in Persons consisting of a sale, assignment, transfer or other disposition or a lease, contribution, conveyance or grant of equipment of the Borrower or any of its Subsidiaries to any Development Subsidiary or Unrestricted Joint Enterprise permitted pursuant to Section 7.2.3(i)), unless:".

        2.07.    Restrictive Agreements.    Section 7.2.8 of the Credit Agreement is hereby amended by amending and restating the last paragraph thereof in its entirety to read as follows:

"The restriction set forth in clause (b) above shall not apply to prohibitions or restrictions on Subsidiary Payments directly or indirectly to the Borrower set forth in any agreement entered into in connection with (i) a refinancing of any Indebtedness of the Borrower or any of its Subsidiaries (each such agreement entered into after the Effective Date, a "Restrictive Financing Document") if, prior to entering into such Restrictive Financing Document, the Borrower shall have delivered to the Administrative Agent: (A) a certificate of an Authorized Representative stating that the projected financial or coverage ratios of the affected Subsidiary as calculated on the basis of the pro forma financials prepared in good faith on the basis of reasonable assumptions in connection with, and after giving effect to, the transactions contemplated by such Restrictive Financing Document will, during the remaining life to maturity of the Obligations, equal or exceed the financial or coverage ratios, if any, required for the affected Subsidiary to make any Subsidiary Payments directly or indirectly to the Borrower in accordance with such Restrictive Financing Document; and (B) letters from Moody's and S&P confirming the then current Debt Rating or (ii) the incurrence of Non-Recourse Debt after the effective date of this Amendment by Development Subsidiaries or Unrestricted Joint Enterprises.".

        2.08.    Development Subsidiaries.    A new Schedule 1.1.(d) shall be added to the Credit Agreement substantially in the form of Annex 1 hereto.

        2.09.    Terms of Subordination.    A new Exhibit G shall be added to the Credit Agreement substantially in the form of Annex 2 hereto.

        Section 3.    Representations and Warranties.    The Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of the Collateral Parties, that (a) the representations and warranties set forth in Article VI (as hereby amended) of the Credit Agreement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article VI to "this Agreement" included reference to this Amendment Two and (b) no Default or Event of Default has occurred and is continuing.

        Section 4.    Conditions Precedent.    The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of counterparts of this Amendment Two executed by the Borrower and the Administrative Agent.

        Section 5.    Miscellaneous.    Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment Two may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment Two by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterparty hereof. This Amendment Two shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Two to Credit Agreement to be duly executed and delivered as of the day and year first above written.

EDISON MISSION ENERGY
By:	/s/ W. JAMES SCILACCI Name: W. James Scilacci Title: Senior Vice President & CFO

ADMINISTRATIVE AGENT

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ ROBERT J. HARRITY, JR. Name: Robert J. Harrity, Jr. Title: Managing Director

ANNEX 1

SCHEDULE 1.1(d)
 to Credit Agreement

DEVELOPMENT SUBSIDIARIES
Valle del Sol Energy, LLC
Walnut Creek Energy, LLC

ANNEX 2

EXHIBIT G
 to Credit Agreement

[FORM OF]
TERMS OF SUBORDINATION

        SECTION 1.    Definitions.    Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

        "Permitted Refinancing" means any extension, renewal, refunding or refinancing, or any restructuring, or any other modification (collectively, a "Refinancing"), of any Senior Debt at any time outstanding under the Credit Agreement or any document or instrument evidencing a Permitted Refinancing thereof.

        "Proceeding" means any: (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding, whether voluntary or involuntary, of or against the Subordinated Borrower, its property or its creditors as such; (b) proceeding for any liquidation, dissolution or other winding-up of the Subordinated Borrower, whether voluntary or involuntary, and whether or not involving insolvency, receivership or bankruptcy proceedings; (c) general assignment for the benefit of creditors of the Subordinated Borrower; or (d) other marshalling of the assets of the Subordinated Borrower.

        "Reorganization Debt Securities" means, with respect to each Subordinated Borrower, debt or equity securities of such Subordinated Borrower as reorganized or readjusted, or debt or equity securities of such Subordinated Borrower (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of such Subordinated Borrower), that are subordinated, to at least the same extent as the Subordinated Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (a) the rate of interest on such debt securities shall not exceed the effective rate of interest on the Subordinated Debt on the date hereof, (b) such debt securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Subordinated Debt on the date hereof (or the Senior Debt, after giving effect to such plan of reorganization or readjustment) and (c) such debt securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Debt (as modified by such plan of reorganization or readjustment).

        "Senior Debt" means, collectively, the following indebtedness and obligations of the Borrower:

          (a)   all indebtedness and other obligations of the Borrower under the Credit Agreement and the other Loan Documents, including all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time under such documents; and

          (b)   any Permitted Refinancing.

The term "Senior Debt" shall include any interest accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, whether or not such interest is allowable as a claim in any such proceeding. Notwithstanding the foregoing, "Senior Debt" shall not include any obligations or other indebtedness of the Borrower that by its terms is expressly stated not to be superior in right of payment to the Subordinated Debt.

        "Senior Parties" means the holders from time to time of the Senior Debt, including any transferee or assignee of any such holder.

        "Subordinated Borrower" means any of the Borrower or any Collateral Party or Subsidiary of a Collateral Party, in each case, that is directly and primarily liable in respect of Permitted Intercompany Indebtedness that is subject to these Terms of Subordination.

        "Subordinated Creditors" means the holders from time to time of the Subordinated Debt, including any transferee or assignee of any such holder, which shall, for the avoidance of doubt, exclude the Borrower, the Collateral Parties and Subsidiaries of Collateral Parties.

        "Subordinated Debt" means any and all Indebtedness, liabilities and other obligations, whether for principal, interest, premium, fees, costs, expenses, reimbursements, indemnities or other amounts (including any amounts owing in respect of a breach of the representations, warranties or covenants thereunder) in respect of Permitted Intercompany Indebtedness and rights of subrogation against the Subordinated Borrower obtained under any Loan Document, now or hereafter owing by the Subordinated Borrower to any of its Affiliates that is a Subsidiary of the Borrower and not a Collateral Party or a Subsidiary of a Collateral Party, including interest on any thereof accruing after the date of any filing by the Subordinated Borrower of any petition in bankruptcy or the commencement of any bankruptcy, reorganization, insolvency or similar proceedings with respect to the Subordinated Borrower.

        "Termination Date" means the date upon which all of the Senior Debt shall have been indefeasibly paid in cash.

        "Terms of Subordination" means the terms of subordination set out in this Exhibit G.

        SECTION 2.    Subordination.

        SECTION 2.01    Subordination of Subordinated Debt.    Each Subordinated Borrower, for itself and its successors and assigns, covenants and agrees, and the Subordinated Creditors, on each of their own behalf and on behalf of each subsequent holder of Subordinated Debt, likewise covenant and agree, that, to the extent and in the manner set forth in these Terms of Subordination, the Subordinated Debt, and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

        SECTION 2.02    Payment of Proceeds Upon Dissolution.    In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Subordinated Borrower or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Subordinated Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Subordinated Borrower, then and in any such event:

          (1)   the Senior Parties shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before the Subordinated Creditors shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;

          (2)   any payment or distribution of assets of such Subordinated Borrower of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subordinated Creditors would be entitled but for the provisions of these Terms of Subordination, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of such Subordinated Borrower being subordinated to the payment of the Subordinated Debt (other than Reorganization Debt Securities), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent, to be paid to the Senior Parties, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by any Senior Party, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Parties;

          (3)   in the event that, notwithstanding the foregoing provisions of this Section 2.02, any of the Subordinated Creditors shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of such Subordinated Borrower of any kind or character, whether in cash, property or securities (other than Reorganization Debt Securities), including any such payment or distribution arising out of the exercise by the Subordinated Creditors of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of such Subordinated Borrower being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Senior Parties, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Senior Party, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Parties; and

          (4)   if any of the Subordinated Creditors shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, each such Subordinated Creditor shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim.

        SECTION 2.03    No Payment of Subordinated Debt.    In the event that any default with respect to any Senior Debt shall have occurred and be continuing permitting the Senior Parties to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment on account of the principal of, or interest or premium (if any) on, the Subordinated Debt or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by or on behalf of any Subordinated Borrower unless and until such payment shall have been made or the Senior Parties have waived the benefits of this Section 2.03 in respect of such default.

        Immediately upon the expiration of any period under this Section 2.03 during which no payment may be made on account of the Subordinated Debt, the Subordinated Borrowers may resume making any and all payments of principal of, and interest and premium (if any) on, the Subordinated Debt (including any payment of principal, interest or premium missed during such period).

        If (a) any Senior Debt shall have been accelerated, (b) the maturity of the Subordinated Debt shall have been accelerated pursuant to any document or instrument relating thereto, (c) no default shall have occurred and be continuing on the date of such acceleration other than by reason of a default based upon the acceleration of the maturity of such Senior Debt, (d) after the date of such acceleration the holders of such Senior Debt shall duly rescind and annul an acceleration of the maturity of such Senior Debt previously effected by them in accordance with the terms of the Credit Agreement (or the comparable provisions of any instrument evidencing or relating to any other Senior Debt), and (e) on the date of such rescission and annulment, no default shall have occurred and be continuing in respect of the Subordinated Debt other than by reason of a default based upon the acceleration of the maturity of such Senior Debt, then such acceleration of the maturity of the Subordinated Debt shall thereupon be deemed rescinded and annulled without action on the part of the Subordinated Creditors, but such rescission and annulment shall not affect the rights of the Subordinated Creditors with respect to any subsequent or other default that may occur.

        In the event that, notwithstanding the foregoing provisions of this Section 2.03, the Subordinated Creditors shall have received any payment prohibited by the foregoing provisions of this Section 2.03, including, without limitation, any such payment arising out of the exercise by the Subordinated Creditors of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of such Subordinated Borrower being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid (x) to the Senior Parties any amounts due and payable on, or in respect of, the Senior Debt (y) prior to acceleration of the Senior Debt, to the Subordinated Borrower and (z) upon acceleration of the Senior Debt, to the Senior Parties, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Senior Party, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

        The provisions of this Section 2.03 shall not alter the rights of the holders of Senior Debt under the provisions of Section 2.02.

        SECTION 2.04    Payment Permitted if No Default.    Nothing contained in these Terms of Subordination or in any of the documents or instruments relating to the Subordinate Debt shall affect the obligation of any Subordinated Borrower to make (or prevent any Subordinated Borrower from making) regularly scheduled payments of principal of, or interest and premium (if any) on, the Subordinated Debt or any other amount payable by such Subordinated Borrower under any of the documents or instruments relating to the Subordinate Debt except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Subordinated Borrower referred to in Section 2.02, or under the conditions described in Section 2.03.

        SECTION 2.05    Provisions Solely to Define Relative Rights.    The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditors on the one hand and the Senior Parties on the other hand. Nothing contained in this Section 2 or elsewhere in these Terms of Subordination or in any of the documents or instruments relating to the Subordinate Debt is intended to or shall:

          (a)   impair, as among any Subordinated Borrower, its creditors other than the Senior Parties and the Subordinated Creditors, the obligation of such Subordinated Borrower, which is absolute and unconditional, to pay to the Subordinated Creditors the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms;

          (b)   affect the relative rights against such Subordinated Borrower of the Subordinated Creditors and creditors of such Subordinated Borrower other than the Senior Parties;

          (c)   vitiate the occurrence of a default under any of the documents or instruments relating to the Subordinated Debt to the extent that any failure to make a payment of principal of, or interest or premium (if any) on, any Subordinated Debt by reason of the conditions specified in Section 2.02 or 2.03 would otherwise constitute such a default; or

          (d)   prevent the Subordinated Creditors from exercising all remedies otherwise permitted by applicable law upon default under these Terms of Subordination or any of the documents or instruments relating to the Subordinate Debt, subject to the rights, if any, under this Section 2 of the Senior Parties (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such

  Subordinated Borrower referred to in Section 2.02, to receive, pursuant to and in accordance with Section 2.02, cash, property and securities otherwise payable or deliverable to the Subordinated Creditors, or (ii) under the conditions specified in Section 2.03, to prevent any payment prohibited by Section 2.03.

        SECTION 2.06    No Waiver of Subordination Provisions.    (a) No right of the Administrative Agent or any Senior Party to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subordinated Borrower or by any act or failure to act, in good faith, by the Administrative Agent or any Senior Party, or by any non-compliance by any Subordinated Borrower with the terms, provisions and covenants of these Terms of Subordination, regardless of any knowledge thereof the Administrative Agent or any Senior Party may have or be otherwise charged with.

          (b)   Without in any way limiting the generality of the foregoing paragraph, the occurrence of any one or more of the following (with or without the consent of or notice to any Subordinated Creditor), shall not cause any Senior Party to incur any obligation to any Subordinated Creditor and shall not impair or release the subordination provided in these Terms of Subordination or the obligations hereunder of any Subordinated Creditor to the Senior Parties, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors is extinguished, affected or impaired thereby:

    (i)
    at any time or from time to time, the time for any performance of or compliance with any Subordinated Debt or any Senior Debt shall be extended, or such performance or compliance shall be waived;

    (ii)
    the terms, covenants or obligations relating to any Senior Debt are in any way amended, modified or supplemented (including pursuant to any amendment, modification or supplement to any Financing Document or any document or instrument relating to any of the foregoing);

    (iii)
    the maturity of any Subordinated Debt or any Senior Debt shall be accelerated, or any Subordinated Debt shall be modified, supplemented or amended in any respect (regardless of whether the consent of the Senior Parties shall be given pursuant to Section 9 below);

    (iv)
    any Lien or Guarantee shall be granted to, or in favor of, any Senior Party as security for any Senior Debt (regardless of whether any such Lien shall be perfected or whether any such Guarantee shall be valid or shall at any time be released);

    (v)
    any Lien shall be granted to, or in favor of, any Subordinated Creditor as security for any Subordinated Debt (regardless of whether any such Lien shall be perfected);

    (vi)
    the assignment or transfer of any Senior Party's rights under or interest in any Senior Debt; or

    (vii)
    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Subordinated Borrower or any Subordinated Creditor.

          (c)   Without in any way limiting the generality of the foregoing paragraph (b), any Senior Party may, at any time and from time to time, without the consent of or notice to the Subordinated Creditors, without incurring any obligation to the Subordinated Creditors, and without impairing or releasing the subordination provided herein or the obligations hereunder of the Subordinated Creditors, do any one or more of the following, even if any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditors is extinguished, affected or impaired thereby:

    (i)
    change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, Senior Debt owed to it or any collateral security or guarantee therefor, or otherwise amend or supplement in any manner, or enter into any compromise or settlement in respect of, the Senior Debt owed to it or any instrument evidencing the same or any agreement under which any Senior Debt owed to them are outstanding;

    (ii)
    sell, exchange, release, enforce, delay in enforcing, or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Debt owed to it;

    (iii)
    release any Person liable in any manner for any Senior Debt owed to it (including any guarantor thereof); and

    (iv)
    exercise or refrain from exercising any rights against the Subordinated Borrower and any other Person.

          (d)    Waiver of Notice.    Each Subordinated Creditor unconditionally waives notice of the incurring of any Senior Debt or any part thereof.

        SECTION 2.07    Notice to Subordinated Creditors.    The Subordinated Creditors shall be entitled to rely on the delivery to each of a written notice by a Person representing itself to be a Senior Party (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Party (or a trustee, fiduciary or agent therefor). In the event that any Subordinated Creditor determines in good faith that further evidence is required with respect to the right of any Person as a Senior Party to participate in any payment or distribution pursuant to this Section 2, such Subordinated Creditor may request such Person to furnish evidence to the reasonable satisfaction of such Subordinated Creditors as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2 and if such evidence is not furnished, such Subordinated Creditor may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 2.08    Reliance on Judicial Order or Certificate of Liquidation Agent.    Upon any payment or distribution of assets of any Subordinated Borrower referred to in this Section 2, the Subordinated Creditors shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Creditors, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of such Subordinated Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

        SECTION 3.    Certain Agreements Relating to Subordinated Debt.    Each Subordinated Creditor hereby agrees that it will not, without the prior written consent of the Senior Parties, amend, modify, supplement or otherwise alter any Subordinated Debt or any document or instrument relating thereto.

        SECTION 4.    Reinstatement.    The obligations of the Subordinated Creditors under these Terms of Subordination shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt, or any other payment to any Senior Party in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Debt upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Subordinated Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

        SECTION 5.    Bankruptcy.    These Terms of Subordination shall remain in full force and effect as between the Subordinated Creditors and Senior Parties notwithstanding the occurrence of any Proceeding affecting the Subordinated Borrower.

        SECTION 6.    Rights Acquired by Virtue of Subrogation.    Subject to (a) (and only after) the occurrence of the Termination Date, (b) the final sentence of this paragraph and (c) any similar rights held by any guarantor of the Senior Debt, the Subordinated Creditors shall be subrogated (equally and ratably with the holders of all indebtedness of the Subordinated Borrower that by its express terms is subordinated to the Senior Debt to the same extent as the Subordinated Debt are subordinated thereto and that is entitled to like rights of subrogation) to the rights of the Senior Parties to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Senior Parties of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of these Terms of Subordination, and no payments pursuant to the provisions of these Terms of Subordination to the Senior Parties by the Subordinated Creditors, shall, as among the Subordinated Borrower, its creditors other than the Senior Parties, and the Subordinated Creditors, be deemed to be a payment or distribution by the Subordinated Borrower to or on account of the Senior Debt. No payment or distribution to the Senior Parties pursuant to these Terms of Subordination shall entitle the Subordinated Creditors to exercise any rights acquired directly or indirectly by virtue of assignment, subrogation or otherwise in respect of the Subordinated Debt until the termination of the Credit Agreement.

        SECTION 7.    Amendments.    Notwithstanding anything to the contrary in these Terms of Subordination or any agreement into which they are incorporated, these Terms of Subordination may be waived, modified, amended or otherwise changed only by a written agreement signed by the parties hereto and Senior Parties holding at least 50.01% of the Senior Debt (calculated as if such Senior Debt facility were fully drawn) at the time of such modification, amendment or other change.

        SECTION 8.    Submission to Jurisdiction; Waivers.    Each Subordinated Creditor and each Senior Party hereby irrevocably and unconditionally:

          (a)   submits for itself and its property in any legal action or proceeding relating to the Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; and

          (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

        SECTION 9.    WAIVERS OF JURY TRIAL.    EACH SUBORDINATED CREDITOR, EACH SUBORDINATED BORROWER AND EACH SENIOR PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THESE TERMS OF SUBORDINATION OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH SUBORDINATED CREDITOR, EACH SUBORDINATED BORROWER AND EACH SENIOR PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THESE TERMS OF SUBORDINATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 10.    Notices.    All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient as specified in Section 10.2 of the Credit Agreement or, if such recipient is not party to the Credit Agreement, at the "Address for Notices" specified beneath its name on the signature pages to the agreement containing these Terms of Subordination or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in these Terms of Subordination, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        SECTION 11.    Service of Process.    Each Subordinated Creditor irrevocably consents to service of process in the manner provided for notices in Section 17. Each Subordinated Creditor not organized in the United States of America or a State thereof (each such Subordinated Creditor, a "Foreign Party") hereby irrevocably appoints [CT Corporation System (the "Process Agent") with an office on the date hereof at 111 Eighth Street, 13th Floor, New York, New York 10011, United States], as its agent to receive on behalf of such Foreign Party and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Foreign Party in care of the Process Agent at the Process Agent's above address, and such Foreign Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Foreign Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Foreign Party at its address specified pursuant to Section 10 (such service to be effective seven days after mailing thereof). Each Foreign Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act as such. Nothing in these Terms of Subordination will affect the right of any party under these Terms of Subordination to serve process in any other manner permitted by law.

        SECTION 12.    Governing Law.    These Terms of Subordination, and the rights and obligations of the parties under these Terms of Subordination, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to the conflicts of law rules thereof that would require the application of the law of another jurisdiction.

        SECTION 13.    No Responsibility.    The Senior Parties shall not incur any responsibility or liability to the Subordinated Creditors or the Subordinated Borrower for any loss whatsoever which either such party may suffer arising out of or in any way in connection with the Subordinated Debt or these Terms of Subordination.

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AMENDMENT TWO
[FORM OF] TERMS OF SUBORDINATION